Exhibit 99.1

FOR IMMEDIATE RELEASE

Healthcare Trust

Announces Preferred Stock Dividends

New York, December 22, 2021 – Healthcare Trust, Inc. (Nasdaq: HTIA / HTIBP) (“HTI”) announced today that it intends to continue to pay dividends on a quarterly basis on its 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) at an annualized rate of $1.84375 per share or $0.4609375 per share on a quarterly basis. Dividends on the Series A Preferred Stock are payable in arrears to Series A Preferred Stock holders of record at the close of business on the applicable record date and payable on the 15th day of the first month of each fiscal quarter (or, if not a business day, the next succeeding business day).

Accordingly, HTI declared a dividend of $0.4609375 per share of Series A Preferred Stock payable on January 18, 2022 to Series A Preferred Stock holders of record at the close of business on January 7, 2022.

In addition, HTI announced today that it intends to pay dividends on a quarterly basis on its 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”) at an annualized rate of $1.78125 per share or $0.4453125 per share on a quarterly basis. Dividends on the Series B Preferred Stock are payable in arrears to Series B Preferred Stock holders of record at the close of business on the applicable record date and payable on the 15th day of the first month of each fiscal quarter (or, if not a business day, the next succeeding business day). January 18, 2022 is the first quarterly payment date since the Series B Preferred Stock was originally issued and represents an accrual for less than a full quarter, covering the period from October 6, 2021 to December 31, 2021.

Accordingly, HTI declared a dividend of $0.42057 per share of Series B Preferred Stock covering the period from October 6, 2021 to December 31, 2021 and payable on January 18, 2022 to Series B Preferred Stock holders of record at the close of business on January 7, 2022.

About Healthcare Trust, Inc.

Healthcare Trust, Inc. (Nasdaq: HTIA) is a publicly registered real estate investment trust focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on seniors housing and medical office buildings, located in the United States. Additional information about HTI can be found on its website at www.healthcaretrustinc.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of HTI’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on HTI, HTI’s tenants, HTI’s operators and the global economy and financial markets and that the information about rent collections may not be indicative of any future period, as well as those risks and uncertainties set forth in the Risk Factors section of HTI’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 29, 2021, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in HTI’s subsequent reports. Further, forward looking statements speak only as of the date they are made, and HTI undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

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